Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Deciphera Pharmaceuticals, Inc. of our report dated August 15, 2017 relating to the balance sheet of Deciphera Pharmaceuticals, Inc. and our report dated June 23, 2017 relating to the financial statements of Deciphera Pharmaceuticals, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 18, 2017